UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2017

APOLLO COMMERCIAL REAL ESTATE FINANCE, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34452	27-0467113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

c/o Apollo Global Management, LLC 9 West 57th Street, 43rd Floor New York, New York		10019
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 515-3200

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Underwriting Agreement

On May 30, 2017, Apollo Commercial Real Estate Finance, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”), by and among the Company, ACREFI Management, LLC, the Company’s external manager (the “Manager”), and Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Morgan Stanley & Co. LLC (the “Underwriters”). Pursuant to the terms of the Underwriting Agreement, the Company agreed to sell, and the Underwriters agreed to purchase, subject to the terms and conditions set forth in the Underwriting Agreement, an aggregate of 12,000,000 shares of the Company’s common stock, par value $0.01 per share. In addition, the Company granted to the Underwriters a 30-day option to purchase up to an additional 1,800,000 shares (the “over-allotment option”). The Underwriters exercised the over-allotment option in full.

The public offering, expected to close on June 5, 2017, will generate net proceeds of approximately $248.7 million, after deducting estimated transaction expenses. The Underwriting Agreement contains customary representations, warranties and agreements of the Company, conditions to closing, indemnification rights and obligations of the parties and termination provisions.

The preceding description is qualified in its entirety by reference to the underwriting agreement, a copy of which is attached hereto as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

1.1*	Underwriting Agreement dated May 30, 2017, by and among the Company, the Manager, and Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Morgan Stanley & Co. LLC, as representatives of the several Underwriters listed on Schedule 1 attached thereto

5.1*	Opinion of Clifford Chance US LLP regarding the legality of the shares of common stock

8.1*	Opinion of Clifford Chance US LLP regarding certain tax matters

23.1	Consent of Clifford Chance US LLP (included in Exhibit 5.1)

23.2	Consent of Clifford Chance US LLP (included in Exhibit 8.1)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 5, 2017

APOLLO COMMERCIAL REAL ESTATE

FINANCE, INC.

/s/ Stuart A. Rothstein

Stuart A. Rothstein

President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Underwriting Agreement dated May 30, 2017, by and among the Company, the Manager, and Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Morgan Stanley & Co. LLC, as representatives of the several Underwriters listed on Schedule 1 attached thereto

5.1*	Opinion of Clifford Chance US LLP regarding the legality of the shares of common stock

8.1*	Opinion of Clifford Chance US LLP regarding certain tax matters

23.1	Consent of Clifford Chance US LLP (included in Exhibit 5.1)

23.2	Consent of Clifford Chance US LLP (included in Exhibit 8.1)

*	Filed herewith.